EXHIBIT 8.1
SUBSIDIARIES OF SAFE BULKERS, INC.

The following companies are subsidiaries of Safe Bulkers, Inc. as of February 25, 2012.

Subsidiary	Jurisdiction of Incorporation

Avstes Shipping Corporation	Liberia
Efragel Shipping Corporation	Liberia
Eniadefhi Shipping Corporation	Liberia
Eniaprohi Shipping Corporation	Liberia
Eptaprohi Shipping Corporation	Liberia
Kerasies Shipping Corporation	Liberia
Marathassa Shipping Corporation	Liberia
Marindou Shipping Corporation	Liberia
Marinouki Shipping Corporation	Liberia
Maxdeka Shipping Corporation	Marshall Islands
Maxdekatria Shipping Corporation	Liberia
Maxdodeka Shipping Corporation	Liberia
Maxeikosi Shipping Corporation	Liberia
Maxeikosiena Shipping Corporation	Liberia
Maxeikositria Shipping Corporation	Liberia
Maxeikositessera Shipping Corporation	Liberia
Maxeikosipente Shipping Corporation	Liberia
Maxeikosiexi Shipping Corporation	Liberia
Maxeikosiepta Shipping Corporation	Liberia
Maxenteka Shipping Corporation	Marshall Islands
Maxpente Shipping Corporation	Liberia
Maxtessera Shipping Corporation	Marshall Islands
Pelea Shipping Ltd.	Liberia
Pemer Shipping Ltd.	Liberia
Petra Shipping Ltd.	Liberia
Shikoku Friendship Shipping Company	Marshall Islands
Soffive Shipping Corporation	Liberia
Staloudi Shipping Corporation	Liberia
Shikokutessera Shipping Inc	Marshall Islands
Shikokupente Shipping Inc	Marshall Islands
Shikokuexi Shipping Inc	Marshall Islands
Shikokuepta Shipping Inc.	Marshall Islands
S.B. Sea Venture Company Limited	Cyprus